Exhibit 99.1

LogMeIn Announces Third Quarter 2017 Results

Highlights Include Continued Growth and Margin Improvement with Strong Cash Flows

Boston, October 26, 2017 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the third quarter ended September 30, 2017.

Third quarter 2017 highlights include:

•	GAAP revenue was $269.3 million and non-GAAP revenue was $276.1 million

•	GAAP net income was $9.9 million or $0.19 per diluted share and non-GAAP net income was $62.1 million or $1.16 per diluted share

•	EBITDA was $67.3 million or 25.0% of GAAP revenue, and Adjusted EBITDA was $104.0 million or 37.7% of non-GAAP revenue

•	Cash Flow from Operations was $90.5 million or 32.8% of non-GAAP revenue, and Adjusted Cash Flow from Operations was $102.5 million or 37.1% of non-GAAP revenue

•	Total deferred revenue was $328.5 million

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $276.0 million

“The Company continued to perform well, with revenue, adjusted EBITDA, and non-GAAP earnings per share above the high-end of our guidance,” said Bill Wagner, President and CEO of LogMeIn. “We are also pleased with the success we have made integrating these businesses to create a software leader with a compelling profile.”

Business Outlook

Based on information available as of October 26, 2017, the Company is issuing guidance for the fourth quarter 2017 and fiscal year 2017. Since the Company’s merger with Citrix Systems, Inc.’s GetGo, Inc. subsidiary (referred to below as “GoTo”) officially closed on January 31, 2017, the Company’s business outlook for fiscal year 2017 excludes GoTo’s January 2017 results.

Fourth Quarter 2017: The Company expects fourth quarter non-GAAP revenue to be in the range of $277 million to $278 million. The Company expects fourth quarter GAAP revenue to be in the range of $273 million to $274 million. Non-GAAP revenue adds back $4 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $105 million to $106 million, or approximately 38% of non-GAAP revenue. EBITDA is expected to be in the range of $71 million to $72 million, or approximately 26% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $62 million to $63 million, or $1.16 to $1.17 per diluted share. Non-GAAP net income adds back the $4 million non-GAAP revenue adjustment described above and excludes an estimated $19 million in stock-based compensation expense, $10 million in acquisition and litigation related costs, $50 million of amortization expense of acquired intangible assets and also includes $4 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 53.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition and litigation related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $11 million to $12 million, or $0.21 to $0.22 per diluted share.

GAAP net income for the fourth quarter assumes a tax benefit of approximately $2 million and GAAP net income per share is based on an estimated 53.5 million fully-diluted weighted average shares outstanding.

Fiscal Year 2017: The Company expects full year 2017 non-GAAP revenue to be in the range of $1.021 billion to $1.022 billion, which excludes GoTo’s January 2017 revenue of $58 million. The Company expects full year 2017 GAAP revenue to be in the range of $987 million to $988 million. Non-GAAP revenue adds back $34 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $366 million to $369 million, or approximately 36% of non-GAAP revenue. EBITDA is expected to be in the range of $201 million to $204 million, or approximately 20% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $214 million to $217 million, or $4.16 to $4.22 per diluted share. Non-GAAP net income adds back the $34 million non-GAAP revenue adjustment described above and excludes an estimated $68 million in stock-based compensation expense, $63 million in acquisition and litigation related costs, $183 million of amortization expense of acquired intangible assets and also includes $20 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the full fiscal year 2017 assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 51.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition and litigation related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $15 million to $18 million, or $0.29 to $0.35 per diluted share.

GAAP net income for the full year assumes a tax benefit of approximately $35 million. GAAP net income per share is based on an estimated 51.5 million fully-diluted weighted average shares outstanding.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.25 per share dividend on November 24, 2017 to stockholders of record as of November 8, 2017. The Company currently has approximately 52.6 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, October 26, 2017

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 800-239-9838 (for the U.S. and Canada) or 323-794-2551 (for international callers) and entering passcode 6598155. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on October 26, 2017 until 8:00 p.m. Eastern Time on November 3, 2017, by dialing 719-457-0820 and entering passcode 6598155.

Our Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, depreciation and amortization, acquisition and litigation related costs, stock-based compensation expense, and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income is GAAP operating income and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue and excludes acquisition related costs and amortization, litigation related costs, stock-based compensation expense, and also includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes is GAAP provision (benefit) for incomes taxes and excludes the tax impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, litigation related costs, stock-based compensation expense, discrete integration related tax impacts and also includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and to compare the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s integration progress and the Company’s financial guidance for fiscal year 2017 and the fourth quarter of 2017. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, failure to realize the estimated synergies or growth from the Company’s merger with GetGo, Inc. or that such benefits may take longer to realize than expected, the Company’s ability to integrate acquired products or companies, the disruption of ongoing business operations and the diversion of management’s attention due to the work required to successfully integrate GoTo’s business, unanticipated costs of integration, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-

looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2016	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$140,756	$262,051
Marketable securities	55,710	13,996
Accounts receivable, net	25,901	83,862
Prepaid expenses and other current assets	5,723	34,412

Total current assets	228,090	394,321
Property and equipment, net	23,867	91,401
Restricted cash	2,481	1,661
Intangibles, net	62,510	1,191,609
Goodwill	121,760	2,254,773
Other assets	4,282	7,295
Deferred tax assets	303	276

Total assets	$443,293	$3,941,336

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,640	$37,117
Accrued liabilities	35,253	110,675
Deferred revenue, current portion	156,966	323,044

Total current liabilities	206,859	470,836
Long-term debt	30,000	—
Deferred revenue, net of current portion	5,287	5,468
Deferred tax liabilities	2,332	376,006
Other long-term liabilities	2,699	7,174

Total liabilities	247,177	859,484

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	284	560
Additional paid-in capital	314,700	3,261,762
Accumulated deficit	(1,754)	(29,719)
Accumulated other comprehensive income (loss)	(6,618)	10,820
Treasury stock	(110,496)	(161,571)

Total equity	196,116	3,081,852

Total liabilities and equity	$443,293	$3,941,336

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Revenue	$85,103	$269,267	$248,103	$713,750
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	6,856	—	30,427

Non-GAAP Revenue	$85,103	$276,123	$248,103	$744,177

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$(228)	$7,161	$2,425	$(26,728)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	6,856	—	30,427
Stock-based compensation expense	8,999	18,765	27,327	49,255
Acquisition related costs	10,645	10,455	16,884	51,391
Litigation related expenses	—	622	35	1,360
Amortization of acquired intangibles	2,512	49,842	7,557	132,603
Effect of acquisition accounting on internally capitalized software development costs	—	(5,080)	—	(16,025)

Non-GAAP Operating income	21,928	88,621	54,228	222,283
Interest and other expense, net	(338)	162	(1,224)	(191)

Non-GAAP Income before income taxes	21,590	88,783	53,004	222,092
Non-GAAP Provision for income taxes	(6,829)	(26,638)	(16,442)	(67,404)

Non-GAAP Net income	$14,761	$62,145	$36,562	$154,688

Non-GAAP net income per diluted share	$0.56	$1.16	$1.41	$3.05
Diluted weighted average shares outstanding used in computing per share amounts	26,204	53,606	26,009	50,735

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Net (loss) income	$(657)	$9,920	$776	$6,202
Add Back:
Interest and other expense, net	338	(162)	1,224	191
Income tax expense (benefit)	91	(2,597)	425	(33,121)
Amortization of acquired intangibles	2,512	49,842	7,557	132,603
Depreciation and amortization expense	2,860	10,333	8,519	26,158

EBITDA	5,144	67,336	18,501	132,033
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	6,856	—	30,427
Stock-based compensation expense	8,999	18,765	27,327	49,255
Acquisition related costs	10,645	10,455	16,884	51,391
Litigation related expenses	—	622	35	1,360

Adjusted EBITDA	$24,788	$104,034	$62,747	$264,466

EBITDA Margin	6.0%	25.0%	7.5%	18.5%
Adjusted EBITDA Margin	29.1%	37.7%	25.3%	35.5%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
Cost of revenue	$536	$1,612	$1,774	$3,911
Research and development	1,476	6,405	4,702	16,042
Sales and marketing	4,398	4,312	12,876	12,108
General and administrative	2,589	6,436	7,975	17,194

Total stock based-compensation	$8,999	$18,765	$27,327	$49,255

LogMeIn, Inc.

Calculation of Projected 2017 Non-GAAP Revenue (unaudited)
(In millions)

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
GAAP Revenue	$273 - $274	$987 - $988
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	4	34

Non-GAAP Revenue	$277 - $278	$1,021 - $1,022

Calculation of Projected 2017 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)
(In millions, except per share data)

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
GAAP Net income	$11 - $12	$15 - $18
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	4	34
Stock-based compensation expense	19	68
Acquisition and litigation related costs	10	63
Amortization of acquired intangibles	50	183
Effect of acquisition accounting on internally capitalized software development costs	(4)	(20)
Income tax effect of non-GAAP items	(29)	(129)

Non-GAAP Net income	$62 - $63	$214 - $217

GAAP net income per diluted share	$0.21 - $0.22	$0.29 - $0.35
Non-GAAP net income per diluted share	$1.16 - $1.17	$4.16 - $4.22
Diluted weighted average shares outstanding used in computing income per share	53.5	51.5

Calculation of Projected 2017 EBITDA and Adjusted EBITDA (unaudited)
(In millions)

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
GAAP Net income	$11 - $12	$15 - $18
Add Back:
Interest and other (income) expense, net	—	—
Income tax benefit	(2)	(35)
Amortization of acquired intangibles	50	183
Depreciation and amortization expense	12	38

EBITDA	71 - 72	201 - 204
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	4	34
Stock-based compensation expense	19	68
Acquisition and litigation related costs	10	63

Adjusted EBITDA	$105 - $106	$366 - $369

EBITDA Margin	26%	20%
Adjusted EBITDA Margin	38%	36%

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Revenue	$85,103	$269,267	$248,103	$713,750
Cost of revenue	11,485	55,605	34,121	147,780

Gross profit	73,618	213,662	213,982	565,970

Operating expenses:
Research and development	14,161	42,603	43,571	116,435
Sales and marketing	39,628	89,379	123,533	258,616
General and administrative	18,694	37,906	40,350	120,460
Amortization of acquired intangibles	1,363	36,613	4,103	97,187

Total operating expenses	73,846	206,501	211,557	592,698

Income (loss) from operations	(228)	7,161	2,425	(26,728)
Interest income	177	405	546	924
Interest expense	(335)	(294)	(1,094)	(1,088)
Other income (expense), net	(180)	51	(676)	(27)

Income (loss) before income taxes	(566)	7,323	1,201	(26,919)
(Provision for) benefit from income taxes	(91)	2,597	(425)	33,121

Net income (loss)	$(657)	$9,920	$776	$6,202

Net income (loss) per share:
Basic	$(0.03)	$0.19	$0.03	$0.12
Diluted	$(0.03)	$0.19	$0.03	$0.12
Weighted average shares outstanding:
Basic	25,401	52,706	25,230	49,697
Diluted	25,401	53,606	26,009	50,735

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Cash flows from operating activities
Net (loss) income	$(657)	$9,920	$776	$6,202
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	8,999	18,765	27,327	49,255
Depreciation and amortization	5,372	60,175	16,076	158,761
Change in fair value of contingent consideration liability	—	—	502	—
Benefit from deferred income taxes	—	(15,182)	—	(47,659)
Other, net	184	232	608	1,606
Changes in assets and liabilities, excluding effect of acquisitions:
Accounts receivable	(1,641)	(6,477)	(79)	(6,480)
Prepaid expenses and other current assets	754	7,979	(1,552)	(4,607)
Other assets	239	835	1,188	991
Accounts payable	2,182	(1,040)	4,705	10,154
Accrued liabilities	3,834	(1,458)	4,176	36,586
Deferred revenue	(653)	15,383	25,420	75,135
Other long-term liabilities	1,483	1,343	4,943	3,316

Net cash provided by operating activities (1)	20,096	90,475	84,090	283,260

Cash flows from investing activities
Purchases of marketable securities	(4,036)	—	(35,609)	—
Proceeds from sale or disposal or maturity of marketable securities	18,750	10,500	50,000	41,603
Purchases of property and equipment	(3,817)	(13,518)	(12,629)	(23,322)
Intangible asset additions	(322)	(8,184)	(1,037)	(21,893)
Acquisition of businesses, net of cash acquired	—	(43,375)	(61)	(19,160)
Decrease (increase) in restricted cash and deposits	1	1	(30)	1,751

Net cash provided by (used in) investing activities	10,576	(54,576)	634	(21,021)

Cash flows from financing activities
Repayments of borrowings under credit facility	(7,500)	—	(22,500)	(30,000)
Proceeds from issuance of common stock upon option exercises	4,039	1,009	9,443	6,363
Payments of withholding taxes in connection with restricted stock unit vesting	(4,815)	(2,734)	(13,432)	(32,189)
Payment of debt issuance costs	—	—	(349)	(1,993)
Payment of contingent consideration	(29)	—	(29)	—
Dividends paid on common stock	(12,700)	(13,181)	(12,700)	(39,117)
Purchase of treasury stock	(3,462)	(21,460)	(22,799)	(51,075)

Net cash used in financing activities	(24,467)	(36,366)	(62,366)	(148,011)

Effect of exchange rate changes on cash and cash equivalents	513	1,511	1,099	7,067

Net increase in cash and cash equivalents	6,718	1,044	23,457	121,295
Cash and cash equivalents, beginning of period	139,882	261,007	123,143	140,756

Cash and cash equivalents, end of period	$146,600	$262,051	$146,600	$262,051

(1)	Cash flows from operating activities includes the following acquisition and litigation-related payments:
(a)	Cash flows from operating activities includes acquisition transaction, transition, and integration-related payments of $1.7 million and $11.8 million for the three months ended September 30, 2016 and 2017, respectively and $1.8 million and $44.6 million for the nine months ended September 30, 2016 and 2017, respectively.
(b)	Cash flows from operating activities includes acquisition-related retention-based bonus payments of $1.5 million and $6.0 million for the three and nine months ended September 30, 2016, respectively related to the Company’s 2014 acquisitions.
(c)	Cash flows from operating activities includes litigation-related payments of $0.3 million for the three months ended September 30, 2017 and $0.1 million and $0.6 million for the nine months ended September 30, 2016 and 2017, respectively.

Adjusted cash flows from operations adds back the items in (a), (b) and (c) above and sums to $23.2 million and $102.5 million for the three months ended September 30, 2016 and 2017, respectively, and $92.0 million and $328.4 million for the nine months ended September 30, 2016 and 2017, respectively.